Exhibit 5.1

DLA Piper LLP (US)
The Marbury Building 6225 Smith Avenue Baltimore, Maryland 21209-3600
www.dlapiper.com

T 410.580.3000
F 410.580.3001

December 21, 2015

PHH Corporation

3000 Leadenhall Road

Mt. Laurel, New Jersey 08054

Re:                             Registration Statement on Form S-3

Ladies and Gentlemen:

We serve as counsel to PHH Corporation, a Maryland corporation (the “Company”), and have been requested to render this opinion in connection with the Registration Statement on Form S-3 of the Company (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on December 21, 2015, including the preliminary prospectus included therein (the “Prospectus”), under the Securities Act of 1933, as amended (the “Securities Act”), for registration by the Company of an unlimited amount of Securities (as defined below).

As used herein, the term “Securities” means (i) shares of common stock, par value $0.01 per share, of the Company (“Common Stock”), (ii) shares of preferred stock, par value $0.01 per share, of the Company (“Preferred Stock”), (iii) senior, senior subordinated or subordinated debt securities consisting of debentures, notes and/or other evidences of indebtedness (“Debt Securities”), (iv) warrants to purchase Common Stock (the “Common Stock Warrants”), Preferred Stock (the “Preferred Stock Warrants”) or Debt Securities (the “Debt Warrants”), or any combination of the foregoing (the Common Stock Warrants, Preferred Stock Warrants and/or Debt Warrants, collectively, “Warrants”) or (v) units comprised of one or more of shares of Common Stock or Preferred Stock, Debt Securities and/or Warrants (collectively, “Units”), as designated by the Company at the time of their offering.  The Registration Statement provides that the Securities may be offered separately or together, in amounts, at prices and on terms to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”) or any related free writing prospectus (each, a “Free Writing Prospectus”).

In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(a)                                 The Registration Statement;

(b)                                 The charter of the Company, as in effect on the date hereof, represented by the Articles of Amendment and Restatement filed of record with the Maryland State Department of Assessments and Taxation (the “SDAT”) on January 31, 2005, the Articles Supplementary filed of record with the SDAT on March 27, 2008, the Articles of Amendment filed of record with the SDAT on June 12, 2009 and the Articles of Amendment filed of record with the SDAT on June 12, 2013 (the “Charter”), certified by an officer of the Company;

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(c)                                  The Amended and Restated By-Laws of the Company, as amended and as in effect on the date hereof (the “By-Laws”), certified by an officer of the Company;

(d)                                 Resolutions adopted by the Company’s Board of Directors relating to the authorization of the filing of the Registration Statement and to the issuance of the Securities, certified by an officer of the Company;

(e)                                  A good standing certificate for the Company, dated as of a recent date, issued by the SDAT; and

(f)                                   A form of senior indenture (the “Senior Indenture”), certified by an officer of the Company;

(g)                                  A form of subordinated indenture (the “Subordinated Indenture”), certified by an officer of the Company;

(h)                                 A certificate executed by an officer of the Company (the “Officer’s Certificate”), dated as of the date hereof, as to certain factual matters.

In examining the Documents, and in rendering the opinion set forth below, we have assumed, without independent investigation, the following:  (a) each of the parties to the Documents (other than the Company) has duly and validly authorized, executed and delivered each of the Documents to which such party (other than the Company) is a signatory and each instrument, agreement and other document executed in connection with the Documents to which such party (other than the Company) is a signatory and each such party’s (other than the Company’s) obligations set forth in such Documents and each other instrument, agreement and other document executed in connection with such Documents, are its legal, valid and binding obligations, enforceable in accordance with their respective terms; (b) each person executing any Document and any other instrument, agreement and other document executed in connection with the Documents on behalf of any such party (other than the Company) is duly authorized to do so; (c) each natural person executing any Document and any other instrument, agreement and other document executed in connection with the Documents is legally competent to do so; (d) there are no oral or written modifications of or amendments or supplements to the Documents (other than such modifications or amendments identified above and attached to the Officer’s Certificate) and there has been no waiver of any of the provisions of the Documents by actions or conduct of the parties or otherwise; and (e) all Documents submitted to us as originals are authentic, all Documents submitted to us as certified or photostatic copies or telecopies or portable document file (“.PDF”) copies conform to the original Documents (and the authenticity of the originals of such copies), all signatures on all documents submitted to us for examination (and including signatures on photocopies, telecopies and .PDF copies) are genuine, and all public records reviewed are accurate and complete.  As to all factual matters relevant to the opinion set forth below, we have relied solely upon the Officer’s Certificate, which we assume to be accurate and complete.

We further assume that:

(a)                                 The issuance, sale, amount and terms of the Securities to be offered from time to time by the Company will be authorized and determined by proper action of the Board of Directors (or where permitted, a committee of the Board of Directors) of the Company (each, a “Board Action”) in accordance with the Company’s Charter, By-Laws and applicable law, in each case, so as not to result in a default under or breach of any instrument, document or agreement binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company.

(b)                                 The Company will not issue any Securities in excess of the number or amount authorized by the applicable Board Action.

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(c)                                  Any Debt Securities (including Debt Securities that are the subject of Debt Warrants or Units) will be issued under a valid and legally binding indenture (an “Indenture”) as it may be supplemented by a valid and legally binding supplemental indenture (each a “Supplemental Indenture”), in each case, duly authorized, executed and delivered by the Company (and each other party thereto), and, if required by the Indenture, accompanied by an officer’s certificate, that conforms to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus.

(d)                                 To the extent that the obligations of the Company under any Indenture or Supplemental Indenture may be dependent upon such matters, the financial institution to be identified in such Indenture or Supplemental Indenture as trustee or in any other specified capacity (the “Financial Institution”) will be duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; the Financial Institution will be duly qualified to engage in the activities contemplated by such agreement; such agreement will have been duly authorized, executed, and delivered by the Financial Institution and will constitute the legally, valid and binding obligation of the Financial Institution enforceable against the Financial Institution in accordance with its terms; the Financial Institution will be in compliance, generally, with respect to acting under such agreement, with applicable laws and regulations; and the Financial Institution will have the requisite organizational and legal power and authority to perform its obligations under such agreement.

(e)                                  Appropriate debentures, notes and/or other evidences of indebtedness evidencing the Debt Securities (including Debt Securities that are the subject of Debt Warrants or Units) will be executed and authenticated in accordance with the Indenture, as it may be supplemented by a Supplemental Indenture, and, if required by the Indenture, accompanied by an officer’s certificate, will be delivered upon the issuance and sale of the Debt Securities and will comply with the Indenture, any Supplemental Indenture and any accompanying officer’s certificate, the Company’s Charter and By-Laws and applicable law.

(f)                                   Prior to the issuance of any shares of Preferred Stock (including Preferred Stock that is the subject of Preferred Stock Warrants, any convertible Debt Securities or Units), or Common Stock (including Common Stock that is the subject of Common Stock Warrants, any convertible Debt Securities, convertible Preferred Stock or Units), there will exist, under the Company’s Charter, the requisite number of authorized but unissued shares of Preferred Stock (and securities of any class into which any of the Preferred Stock may be convertible), or Common Stock, as the case may be, and that all actions necessary to the creation of any such Preferred Stock (and securities of any class into which any Preferred Stock may be convertible), whether by articles of amendment or by classification or reclassification of existing capital stock and the filing of articles supplementary, will have been taken.

(g)                                  For shares of Preferred Stock or Common Stock represented by stock certificates (“Stock Certificates”), appropriate Stock Certificates representing shares of Preferred Stock or Common Stock will be executed and delivered upon issuance and sale of any such shares of Preferred Stock or Common Stock, as the case may be, and will comply with the Company’s Charter and By-Laws and applicable law.  For shares of Preferred Stock or Common Stock not represented by Stock Certificates, the applicable Board Action shall have been taken and, upon request of a stockholder of the Company, appropriate written statements (“Written Statements”) will be prepared and delivered to such stockholder upon issuance and sale of any such shares of Preferred Stock or Common Stock, as the case may be, and will comply with the Company’s Charter and By-Laws and applicable law.

(h)                                 Any Warrants will be issued under a valid and legally binding warrant agreement (a “Warrant Agreement”) that conforms to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus and will comply with the Company’s Charter and By-Laws and applicable law.

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(i)                                     To the extent that the obligations of the Company under any Warrant Agreement may be dependent upon such matters, the financial institution to be identified in such Warrant Agreement as warrant agent (the “Warrant Agent”) will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; the Warrant Agent will be duly qualified to engage in the activities contemplated by such Warrant Agreement; such Warrant Agreement will have been duly authorized, executed and delivered by the Warrant Agent and will constitute the legally valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; the Warrant Agent will be in compliance, generally, with respect to acting as Warrant Agent under such Warrant Agreement, with applicable laws and regulations; and the Warrant Agent will have the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement.

(j)                                    For any convertible Preferred Stock, Common Stock Warrants, Preferred Stock Warrants or convertible Debt Securities, (including any convertible Preferred Stock, Common Stock Warrants, Preferred Stock Warrants or convertible Debt Securities that are the subject of Units), the shares of Preferred Stock or Common Stock, as the case may be, issuable upon exercise, conversion or exchange of such convertible Preferred Stock, Common Stock Warrants, Preferred Stock Warrants or convertible Debt Securities (including shares of Common Stock or Preferred Stock, as the case may be, that are the subject of any convertible Preferred Stock, Common Stock Warrants, Preferred Stock Warrants or convertible Debt Securities that are the subject of Units) will be duly reserved for issuance by a Board Action and, in the case of Common Stock Warrants or Preferred Stock Warrants (including Common Stock Warrants or Preferred Stock Warrants that are the subject of Units), that the exercise price of such Warrants consists of legal consideration at or in excess of the par value of such shares of Preferred Stock or Common Stock issuable upon exercise, conversion or exchange thereof.

(k)                                 The underwriting or other agreements for offerings of the Securities (each, an “Underwriting Agreement,” and collectively, the “Underwriting Agreements”) will be valid and legally binding contracts that conform to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus.

(l)                                     Any Units will be issued under a valid and legally binding unit agreement (a “Unit Agreement”) that conforms to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus and will comply with the Company’s Charter and By-Laws and applicable law.

(m)                             To the extent that the obligations of the Company under any Unit Agreement may be dependent upon such matters, the financial institution to be identified in such Unit Agreement as agent (the “Unit Agent”) will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; the Unit Agent will be duly qualified to engage in the activities contemplated by such Unit Agreement; such Unit Agreement will have been duly authorized, executed and delivered by the Unit Agent and will constitute the legally valid and binding obligation of the Unit Agent enforceable against the Unit Agent in accordance with its terms; the Unit Agent will be in compliance, generally, with respect to acting as Unit Agent under such Unit Agreement, with applicable laws and regulations; and the Unit Agent will have the requisite organizational and legal power and authority to perform its obligations under such Unit Agreement.

(n)                                 The Registration Statement has become effective and will remain effective under the Securities Act.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

(1)                                 Upon issuance and delivery of certificates for such Debt Securities against payment therefor in accordance with the terms and provisions of the applicable Board Action, the Debt Securities

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and the applicable Indenture, Supplemental Indenture together with an officer’s certificate, if any, the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, or upon issuance and delivery of certificates for such Debt Securities pursuant to the conversion of one or more series of Securities convertible into or exercisable for Debt Securities, the Debt Securities represented by such certificates will be duly authorized and, when duly authenticated in accordance with the terms of the applicable Indenture and any Supplemental Indenture, will be valid and legally binding obligations of the Company.

(2)                                 Upon an issuance of Stock Certificates or Written Statements, if any, as the case may be, representing shares of Common Stock, against payment therefor in accordance with the terms and provisions of the applicable Board Action, the terms of the Charter, By-Laws and applicable law, the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, or upon issuance and delivery of Stock Certificates or Written Statements, if any, for shares of Common Stock pursuant to the exercise of one or more Common Stock Warrants or the conversion of one or more series of the Debt Securities or Preferred Stock convertible into Common Stock, such shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

(3)                                 Upon an issuance of Stock Certificates or Written Statements, if any, as the case may be, representing shares of Preferred Stock, against payment therefor in accordance with the terms and provisions of the applicable Board Action, the terms of the Charter, By-Laws and applicable law, the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, or upon issuance and delivery of Stock Certificates or Written Statements, if any, for shares of Preferred Stock pursuant to the exercise of one or more Preferred Stock Warrants or the conversion of one or more series of the Debt Securities, such shares of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

(4)                                 Upon execution, issuance, and delivery of the Warrants against payment therefor in accordance with the terms and provisions of the applicable Board Action, the Charter, By-Laws and applicable law, the Warrant Agreement, the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, the Warrants will be duly authorized and constitute valid and legally binding obligations of the Company.

(5)                                 Upon execution, issuance, and delivery of the Units against payment therefor in accordance with the terms and provisions of the applicable Board Action, the Charter, By-Laws and applicable law, the Unit Agreement, the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, the Units will be duly authorized and constitute valid and legally binding obligations of the Company.

In addition to the qualifications set forth above, the foregoing opinion is further qualified as follows:

(a)                                 The foregoing opinion is rendered as of the date hereof.  We assume no obligation to update such opinion to reflect any facts or circumstances that may hereafter come to our attention or changes in the law which may hereafter occur.

(b)                                 We have made no investigation of, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of Maryland and the laws of the State of New York.  This opinion concerns only the effect of the laws (exclusive of the principles of conflict of laws) of the State of Maryland and the State of New York, each as currently in effect.

(c)                                  We express no opinion as to compliance with the securities (or “blue sky”) laws of any jurisdiction.

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(d)                                 The opinion stated herein relating to the validity and binding nature of obligations of the Company is subject to (i) the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(e)                                  This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Registration Statement.  In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

DLA Piper LLP (US)

/s/ DLA Piper LLP (US)